Fund Name	Affiliated Underwriter	Aggregate Principal Amount of Offering	Commission, Spread or Profit	Currency	CUSIP	Date Offering is Due to Commence	Principal Amount Purchased by Other	Issuer Name / Name of Security	Price at Close (Local Currency)	Principal Amount Purchased by the Fund ($USD)	Trade Date	Purchase price (Local Currency)	Security Type	Shares/ Par Value Purchased by Fund	List the Underwriting Syndicate Members	Underwriter/ Seller Purchased From
Active Portfolios® Multi-Manager Small Cap Equity Fund	Roth Capital Partners	127,000,000.00	1.95	USD	803607100	10/6/2015	1,169,532	SAREPTA THERAPEUTICS INC COM	38	538,473.000	10/6/2015	39	(i) Issued under 1933 Act	13,807.000	Credit Suisse; Morgan Stanley; Needham & Company; Oppenheimer & Co. Inc.; Robert W. Baird & Co.; Roth Capital Partners; William Blair	Credit Suisse

In addition to the information above, the Fund’s Board of Trustees receives, pursuant to the Fund’s procedures adopted under Rule 10f-3, from representative(s) of the Fund’s adviser or, if the transaction is effected for a portion of the Fund managed by a subadviser, the Fund’s subadviser, a report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph (c)(1) through (c)(8) of Rule 10f-3.